Exhibit 32.1

THE MACERICH COMPANY (The Company)

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Arthur M. Coppola and Thomas E. O’Hern, the Chief Executive Officer and Chief Financial Officer, respectively, of The Macerich Company (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of their knowledge:

(i)                                     the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 9, 2005

/S/ Arthur M. Coppola
[Signature]

President and Chief Executive Officer
[Title]

/S/ Thomas E. O’Hern
[Signature]

Executive Vice President and Chief Financial Officer
[Title]